1investor.arrow.com Second Quarter 2021 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended July 3, 2021, and the Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Second-quarter 2021 diluted earnings per share increased 92% year over year; non- GAAP diluted earnings per share increased 110% year over year

Second-Quarter 2021 CFO Commentary 2investor.arrow.com Second-Quarter Summary Second-quarter results benefited from continued strong and growing demand for electronic components, while enterprise computing solutions experienced shifting information technology (IT) spending as companies and workers returned to on-site work. Both businesses executed well on behalf of customers and suppliers in the face of supply chain challenges. Arrow Electronics leadership position across a diverse portfolio of products and solutions drove all-time record quarterly sales and profits. Arrow remains committed to driving success for our customers and all our stakeholders. During the second quarter, manufacturing customers across many key verticals, including transportation, industrial, communications, data networking, and consumer electronics, faced supply shortages. Arrow was able to secure additional inventory during the quarter which led to sales above the high end of prior guidance. Increased volume, uptake of services and solutions, and some higher component prices drove operating leverage above and beyond sales growth, leading to an increase in operating margins. For the enterprise computing solutions business, net sales were at the midpoint of the prior guidance range. IT hardware demand increased, and spending priorities shifted toward workload management and away from work- and learn-from-home. Customers initiated more complex, transformational projects, but supply chain challenges limited sales. Operating income increased on a year-over-year basis for the third consecutive quarter. Returns metrics further improved in the second quarter due to profit growth and the proactive management of working capital. Cash was returned to shareholders through the repurchase of 2.1 million shares for $250 million. Current repurchase authorization stands at $663 million following an additional $600 million authorization on July 21, 2021. Record sales, gross profit, operating income, net income and earnings per share on a diluted basis for any quarter.

Second-Quarter 2021 CFO Commentary

Consolidated Overview

Second Quarter 2021

P&L Highlights*	Q2 2021	Y/Y Change	Y/Y Change Adjusted for Currency	Q/Q Change
Sales	$8,563	30%	26%	2%
Gross Profit Margin	11.7%	30 bps	30 bps	60 bps
Operating Income	$341	73%	66%	14%
Operating Margin	4.0%	100 bps	100 bps	40 bps
Non-GAAP Operating Income	$359	79%	72%	14%
Non-GAAP Operating Margin	4.2%	120 bps	110 bps	40 bps
Net Income	$241	81%	73%	17%
Diluted EPS	$3.23	92%	85%	19%
Non-GAAP Net Income	$249	98%	88%	16%
Non-GAAP Diluted EPS	$3.34	110%	100%	18%

* $ in millions, except per share data; may reflect rounding.

- Consolidated sales were $8.56 billion
  - Above the midpoint of the prior expectation of $8.1 billion - $8.7 billion
  - Changes in foreign currencies positively impacted sales growth by approximately $219 million year over year
  - The prior sales expectation included an anticipated $150 million benefit to growth from currencies; a weaker U.S. dollar within the quarter resulted in $69 million more benefit
- Consolidated gross profit margin was 11.7%
  - Up 30 basis points year over year due to higher global components and global enterprise computing solutions gross margins
- Operating income margin was 4.0% and non-GAAP operating income margin was 4.2%
  - Operating expenses as a percentage of sales were 7.6%, down 70 basis points year over year
  - Non-GAAP operating expenses as a percentage of sales were 7.6%, down 70 basis points year over year
- Interest and other expense, net was $31 million
  - Slightly below the prior expectation of $33 million

investor.arrow.com 3 Five Years Out

Second-Quarter 2021 CFO Commentary 4investor.arrow.com • Effective tax rate and non-GAAP effective tax rate for the quarter were 23.5% – Non-GAAP effective tax rate was higher than the prior expectation of 23%, but within the long-term target range of 23% - 25% – Expecting full-year 2021 effective tax rate to be near the low end of the target long-term range • Diluted shares outstanding were 74.6 million – In line with the prior expectation of 75 million • Diluted earnings per share were $3.23 – Above the prior expectation of $2.67 - $2.83 • Non-GAAP diluted earnings per share were $3.34 – Above the prior expectation of $2.82 - $2.98 – Changes in foreign currencies positively impacted earnings per share by approximately $.08 compared to the second quarter of 2020 A reconciliation of non-GAAP financial measures, including sales, gross profit margin, operating expenses, operating income margin, effective tax rate, and diluted earnings per share, to GAAP financial measures is presented in the reconciliation tables included herein.

Second-Quarter 2021 CFO Commentary 5investor.arrow.com $182 $204 $230 $289 $327 $177 $208 $236 $296 $339 GAAP Non-GAAP Q2-'20 Q3-'20 Q4-'20 Q1-'21 Q2-'21 $0 $50 $100 $150 $200 $250 $300 $350 Components Global • Sales increased 40% year over year – Sales increased 36% year over year adjusted for changes in foreign currencies • Lead times increased year over year • Backlog increased significantly year over year • Book-to-bill was above parity in all regions • Record second-quarter operating income • Operating margin of 5% increased 100 basis points year over year • Non-GAAP operating margin of 5.1% increased 130 basis points year over year – Increased sales volumes, service uptake, and some higher prices resulted in increased margins year over year • Return on working capital increased year over year Global components second-quarter sales increased 40% year over year. Operating Income ($ in millions)

Second-Quarter 2021 CFO Commentary 6investor.arrow.com $1,489 $1,516 $1,625 $1,701 $1,971 Q2-'20 Q3-'20 Q4-'20 Q1-'21 Q2-'21 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 Components Americas • Sales increased 32% year over year – Record second-quarter sales – Strong growth in transportation, industrial, consumer, data processing, and lighting sales year over year – Aerospace and defense, communications, and alternative energy sales increased year over year – Medical devices sales decreased year over year Americas components sales increased 32% year over year. Sales ($ in millions)

Second-Quarter 2021 CFO Commentary 7investor.arrow.com $2,114 $2,595 $2,935 $3,173 $3,149 Q2-'20 Q3-'20 Q4-'20 Q1-'21 Q2-'21 $1,400 $1,600 $1,800 $2,000 $2,200 $2,400 $2,600 $2,800 $3,000 $3,200 Components Asia • Sales increased 49% year over year – Sales increased 47% year over year adjusted for changes in foreign currencies – Record second-quarter sales – Wireless, transportation and power management sales increased significantly year over year Asia components sales increased 49% year over year. Sales ($ in millions)

Second-Quarter 2021 CFO Commentary 8investor.arrow.com $1,118 $1,197 $1,362 $1,569 $1,491 Q2-'20 Q3-'20 Q4-'20 Q1-'21 Q2-'21 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 Components Europe • Sales increased 33% year over year – Sales increased 22% year over year adjusted for changes in foreign currencies – Record second-quarter sales – Transportation and lighting increased year over year Europe components sales increased 33% year over year. Sales ($ in millions)

Second-Quarter 2021 CFO Commentary 9investor.arrow.com $73 $83 $156 $77 $81$80 $85 $158 $80 $83 GAAP Non-GAAP Q2-'20 Q3-'20 Q4-'20 Q1-'21 Q2-'21 $20 $40 $60 $80 $100 $120 $140 $160 Enterprise Computing Solutions Global • Sales increased 4% year over year – Sales decreased 1% year over year adjusted for changes in foreign currencies • Billings increased year over year adjusted for changes in foreign currencies • Operating margin of 4.2% increased 30 basis points year over year • Non-GAAP operating margin of 4.3% remained flat year over year • Return on working capital remains favorable Enterprise computing solutions operating income increased year over year. Operating Income ($ in millions)

Second-Quarter 2021 CFO Commentary 10investor.arrow.com $1,223 $1,274 $1,484 $1,151 $1,167 Q2-'20 Q3-'20 Q4-'20 Q1-'21 Q2-'21 $600 $800 $1,000 $1,200 $1,400 $1,600 Enterprise Computing Solutions Americas • Sales decreased 5% year over year – Sales decreased 6% year over year adjusted for changes in foreign currencies – Storage, services, networking and proprietary billings increased year over year ECS Americas sales decreased 5% year over year. Sales ($ in millions)

Second-Quarter 2021 CFO Commentary 11investor.arrow.com $662 $650 $1,047 $791 $785 Q2-'20 Q3-'20 Q4-'20 Q1-'21 Q2-'21 $400 $500 $600 $700 $800 $900 $1,000 $1,100 Enterprise Computing Solutions Europe • Sales increased 19% year over year – Sales increased 8% year over year adjusted for changes in foreign currencies – Record second-quarter sales – Strong growth in networking and services billings year over year – Storage, infrastructure software, and proprietary and industry-standard server billings increased year over year ECS Europe sales increased 19% year over year. Sales ($ in millions)

Second-Quarter 2021 CFO Commentary 12investor.arrow.com Cash Flow from Operations Cash flow from operating activities was $281 million in the quarter and was $752 million over the last 12 months. Working Capital The company reports return on working capital ("ROWC") and ROWC (non- GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 28.0% in the second quarter, up 1020 basis points year over year. ROWC (non-GAAP) was 29.5% in the second quarter, up 1130 basis points year over year. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non- GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 14.4% in the second quarter, up 580 basis points year over year. ROIC (non-GAAP) was 15.1% in the second quarter, up 640 basis points year over year. Share Buyback Repurchased approximately 2.1 million shares of stock for $250 million during the quarter. Total cash returned to shareholders over the last 12 months was approximately $650 million. Debt and Liquidity Net debt totaled $2 billion. Total liquidity of $3.36 billion when including cash of $244 million. Total cash returned to shareholders was $650 million over the last 12 months.

Second-Quarter 2021 CFO Commentary 13investor.arrow.com Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the third quarter of 2021 to be $1.19 to €1; changes in foreign currencies to increase sales by approximately $40 million, and earnings per share on a diluted basis by $.02 compared to the third quarter of 2020. . 1 Assumes an average tax rate of approximately 23.5% at the low end of the 23% to 25% target range. Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods Quarter Closing Dates First Second Third Fourth 2020 Mar. 28 Jun. 27 Sep. 26 Dec. 31 2021 Apr. 3 Jul. 3 Oct. 2 Dec. 31 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31 Third-Quarter 2021 Guidance Reconciliation Reported GAAP measure Intangible amortization expense Restructuring & integration charges Non-GAAP measure Net income per diluted share $3.24 - $3.40 $.09 $.09 $3.42 - $3.58 Third-Quarter 2021 Guidance Consolidated Sales $8.175 billion to $8.775 billion Global Components $6.375 billion to $6.675 billion Global ECS $1.8 billion to $2.1 billion Diluted Earnings Per Share1 $3.24 to $3.40 Non-GAAP Diluted Earnings Per Share1 $3.42 to $3.58 Interest and other expense, net $32 million Diluted shares outstanding 73 million

Second-Quarter 2021 CFO Commentary 14investor.arrow.com Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2021, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring and integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti- corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward- looking statements, see the section entitled “Risk Factors” in the company's periodic reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q.

Second-Quarter 2021 CFO Commentary 15investor.arrow.com In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income per share on a diluted basis, return on working capital, and return on invested capital which are adjusted GAAP measures for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates and the impact of notes receivable reserves and recoveries related to the AFS business (referred to as “AFS notes receivable reserves and recoveries”). Non-GAAP operating income excludes identifiable intangible asset amortization, restructuring, integration, and other charges, AFS notes receivable reserves and recoveries, impairment of long- lived assets, and the impact of wind down. Non-GAAP effective tax rate and non-GAAP net income attributable to shareholders excludes identifiable intangible asset amortization, restructuring, integration, and other charges, gain (loss) on investments, net, the impact of tax legislation changes, AFS notes receivable recoveries, the impact of impairments of long-lived assets, pension settlement loss, and the impact of wind down. Certain Non-GAAP Financial Information The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non- GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

Second-Quarter 2021 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended July 3, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration credits	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other[1]	Non-GAAP measure
Sales	$ 8,562,631	$ —	$ —	$ —	$ —	$ —	$ —	$ 8,562,631
Gross Profit	1,000,105	—	—	—	—	—	—	1,000,105
Operating income	340,522	9,316	4,478	—	4,482	—	—	358,798
Income before income taxes	315,315	9,316	4,478	—	4,482	—	(6,545)	327,046
Provision for income taxes	74,113	2,382	1,010	—	1,078	—	(1,575)	77,008
Consolidated net income	241,202	6,934	3,468	—	3,404	—	(4,970)	250,038
Noncontrolling interests	561	150	—	—	—	—	—	711
Net income attributable to shareholders	$ 240,641	$ 6,784	$ 3,468	$ —	$ 3,404	$ —	$ (4,970)	$ 249,327
Net income per diluted share [3]	$ 3.23	$ 0.09	$ 0.05	$ —	$ 0.05	$ —	$ (0.07)	$ 3.34
Effective tax rate [4]	23.5 %							23.5 %

Three months ended June 27, 2020

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other[2]	Non-GAAP measure
Sales	$ 6,606,494	$ —	$ —	$ —	$ —	$ —	$ —	$ 6,606,494
Gross Profit	750,463	—	—	—	—	(10,696)	—	739,767
Operating income	196,613	9,734	650	197	4,918	(11,824)	—	200,288
Income before income taxes	174,191	9,734	650	197	4,918	(11,814)	(10,901)	166,975
Provision for income taxes	40,854	2,501	313	47	1,800	(2,662)	(2,631)	40,222
Consolidated net income	133,337	7,233	337	150	3,118	(9,152)	(8,270)	126,753
Noncontrolling interests	533	137	—	—	—	—	—	670
Net income attributable to shareholders	$ 132,804	$ 7,096	$ 337	$ 150	$ 3,118	$ (9,152)	$ (8,270)	$ 126,083
Net income per diluted share [3]	$ 1.68	$ 0.09	$ —	$ —	$ 0.04	$ (0.12)	$ (0.10)	$ 1.59
Effective tax rate [4]	23.5 %							24.1 %

Three months ended April 3, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration credits	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Other[2]	Non-GAAP measure
Sales	$ 8,385,919	$ —	$ —	$ —	$ —	$ —	$ —	$ 8,385,919
Gross Profit	930,110	—	—	—	—	—	—	930,110
Operating income	299,503	9,326	5,709	—	—	—	—	314,538
Income before income taxes	268,254	9,326	5,709	—	—	—	(2,793)	280,496
Provision for income taxes	61,026	2,385	1,166	—	—	—	(672)	63,905
Consolidated net income	207,228	6,941	4,543	—	—	—	(2,121)	216,591
Noncontrolling interests	907	150	—	—	—	—	—	1,057
Net income attributable to shareholders	$ 206,321	$ 6,791	$ 4,543	$ —	$ —	$ —	$ (2,121)	$ 215,534
Net income per diluted share [3]	$ 2.72	$ 0.09	$ 0.06	$ —	$ —	$ —	$ (0.03)	$ 2.84
Effective tax rate [4]	22.7 %							22.8 %

(1) Other includes gain on investments, net and pension settlement.

(2) Other includes gain on investments, net

(3) In all periods presented the sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(4) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

investor.arrow.com

16

Five Years Out

Second-Quarter 2021 CFO Commentary 17investor.arrow.com Return on Working Capital Reconciliation ($ in thousands) Quarter Ended July 3, 2021 June 27, 2020 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 340,522 $ 196,613 x4 x4 Annualized consolidated operating income, as reported $ 1,362,088 $ 786,452 Non-GAAP consolidated operating income 358,798 200,288 x4 x4 Annualized non-GAAP consolidated operating income $ 1,435,192 $ 801,152 Denominator: Accounts receivable, net $ 8,846,715 $ 7,954,038 Inventories 3,636,082 3,420,912 Less: Accounts payable 7,625,844 6,967,180 Working capital $ 4,856,953 $ 4,407,770 Return on working capital 28.0% 17.8 % Return on working capital (non-GAAP) 29.5% 18.2%

Second-Quarter 2021 CFO Commentary 18investor.arrow.com Return on Invested Capital Reconciliation ($ in thousands) Quarter Ended July 3, 2021 June 27, 2020 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 340,522 $ 196,613 Equity in losses of affiliated companies(1) 190 (283) Less: Noncontrolling interests (1) 561 533 Consolidated operating income, as adjusted 340,151 195,797 Less: Tax effect(2) 80,081 46,057 After-tax consolidated operating income, as adjusted 260,070 149,740 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 1,040,280 $ 598,960 Non-GAAP consolidated operating income 358,798 200,288 Equity in losses of affiliated companies(1) 190 (283) Less: Noncontrolling interests (1) 561 533 Non-GAAP consolidated operating income, as adjusted 358,427 199,472 Less: Tax Effect(3) 84,514 48,185 After-tax non-GAAP consolidated operating income, as adjusted 273,913 151,287 x4 x4 Annualized after-tax non-GAAP consolidated operating income, as adjusted $ 1,095,652 $ 605,148 Denominator: Average short-term borrowings, including current portion of long-term debt(4) $ 359,157 $ 310,750 Average long-term debt(4) 1,894,121 2,160,579 Average total equity(4) 5,219,454 4,699,779 Less: Average cash and cash equivalents 235,886 203,413 Invested capital $ 7,236,846 $ 6,967,695 Return on invested capital 14.4% 8.6 % Return on invested capital (non-GAAP) 15.1% 8.7% (1) Operating income, as reported, and non-GAAP operating income is adjusted for noncontrolling interest and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries. (2) The tax effect is calculated by applying the effective tax rate for the three months ended July 3, 2021 and June 27, 2020 to consolidated operating income, as adjusted less interest expense. (3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months ended July 3, 2021 and June 27, 2020 to non-GAAP consolidated operating income, as adjusted less interest expense. (4) The quarter-ended average is based on the addition of the account balance at the end of the most recently ended quarter to the account balance at the end of the prior quarter and dividing by two.